MILLENNIUM INDIA ACQUISITION COMPANY ANNOUNCES RESULTS FOR ITS PRINCIPAL INVESTMENT –  SMC GLOBAL – FOR THE QUARTER ENDED JUNE 30, 2011

New York – August 15, 2011 – Millennium India Acquisition Company, Inc. (“Millennium”) [NASDAQ: SMCG], a closed-end investment fund focused on emerging market leaders within the fast-growing Indian economy, today announced unaudited GAAP results for its principal investment – SMC Global. On a GAAP basis for the quarter ended June 30, 2011, SMC Global had total revenues of approximately $ 14.6 million (Rs.653.2 million) and Net Loss of approximately $ 0.98 million (Rs. 43.5 million). For the quarter ended June 30, 2010, SMC Global previously announced total revenues of approximately $ 14.9 million (Rs.693.8 million) and Net Loss of approximately $ 0.78  million (Rs.36.2 million).

SMC Global is one of India’s leading financial services companies, offering retail and institutional brokerage, equity and commodity research, equity, commodity, currency and derivative arbitrage and trading, on-line trading services, investment banking, custodial services, clearing services, and distribution of mutual funds, IPOs and insurance products, and wealth management services.

SMC Global publishes its financial information in Indian Rupees. All translations from Indian Rupees to U.S. dollars are made on the basis of an exchange rate of Rs. 44.59 = U.S.$1.00 as of June 30, 2011 and are made solely for the convenience of the reader.

Subhash Chand Aggarwal, Chairman of SMC Global, said “Due to challenging market conditions, there was a slight decline in revenue of about 2.02% – FY12 Q1 revenues were $ 14.6 million, compared to $14.9 million in FY11 Q1. Overall, business and investor confidence throughout the world remained low, due to global uncertainities such as a sovereign debt crisis emanating out of Europe and potential debt default in the US, and structural weaknesses such as high umployment and rising inflation. This quarter, I am pleased to note that Sanlam Group has decided to invest further with SMC, deepening the partnership between the two companies. As previously announced, we signed definitive agreements with Sanlam Group, in which Sanlam will ultimately increase its stake in SMC Global to about 8.36%, by purchasing additional equity.”

F. Jacob Cherian, Chairman and CEO of MIAC added, “We are pleased to note the growing interest of Sanlam in SMC Global. Sanlam’s increased investment will infuse further confidence and competitiveness, strengthening SMC position and brand in the Indian marketplace even further as Sanlam and MIAC, as SMC’s largest foreign investors, would collectively own about 22% of the Company, once this transaction is closed.”

About SMC Global

Headquartered in New Delhi, SMC Global is a full service financial services firm. Its products and services include institutional and retail brokerage, equity and commodity research, equity, commodity and derivative arbitrage and trading, on-line trading services, investment banking, custodial services, clearing services, and distribution of mutual funds, IPOs and insurance products, and wealth management services. For the year ended March 31, 2011, it was one of the most active trading firms in India, averaging over 325,000+  trades per day. SMC  continues to grow, and has one of the largest retail investor networks in India today, serving the needs of 710,000 investors presently. The retail distribution footprint in India has expanded from the last fiscal year, taking the total to over 2,450 locations, as of June 30, 2011. Currently, SMC has approximately 4,700 employees and a rapidly expanding retail distribution network of more than 16,300 independent financial advisors, in over 458 cities across the India. More information regarding the SMC can be found at www.smcindiaonline.com.

About Millennium India Acquisition Company Inc.

MIAC’s principal asset is its ownership of a 15.14% equity interest in SMC Global. On June 2,

2011, as previously released, SMC and Sanlam have entered into definitive agreements where Sanlam will increase its stake in SMC Global to a total of approximately 8.36%. Pursuant to these agreements being completed, MIAC’s equity interest in SMC Global will be approximately 14.03%. More information regarding . Millennium India Acquisition Company Inc. can be found at www.milcapital.com.

About Sanlam Group

The Sanlam Group, established in 1918, is one of the leading financial services group in South Africa, with total assets under management and administration of approximately $50.7 billion.

Apart from South Africa, Sanlam Group has offices and businesses elsewhere in Africa in Botswana, Zambia, Ghana, Tanzania, Kenya, Nigeria and Namibia as well as in the U.K., New York, Switzerland, Luxembourg, Dublin, India and Australia. The group employs about 11,000 people, excluding advisors, across these countries.

Sanlam Group offers its financial services under four business clusters – retail, investments, short-term insurance and corporate. The Group also provides risk management and structured product solutions and associated capital market activities for the South African Savings Industry, Public Sector Enterprises and Corporates. The Group also invests in independent entities and intermediary businesses in the financial services industry.

Sanlam Investments, the investment arm of Sanlam Group, comprises 14 specialised investment management businesses each of which is a leader in its area. Key businesses include, Sanlam Investment Management, which is the Group’s asset manager, Sanlam Collective Investments, which is the Group’s unit trust business and Sanlam Private Investments, the private client business.

Sanlam Private Investments (SPI), is the private client portfolio management and stock broking business in the Group. The Company offers asset management and a wide range of investment services to affluent individuals and other entities with investable assets of more than ZAR 1 million. SPI is a member of both the JSE Securities Exchange and the South Africa Futures Exchange. It provides a wide range of investment services, including domestic and offshore investment portfolios, stock broking and allied services. Specialized investment services like warrants and financial derivative trading and capital guaranteed products, London property products and lending against security of share portfolios are also offered.

SPI also partners with Pictet & Cie, a leading private bank in Switzerland, for exclusive services to Sanlam clients into Swiss investments and private banking services. Pictet has over 500 investment professionals and assets under management in excess of $300 billion. Sanlam also has a majority interest in Principal Investment Holdings U.K., and manages private client assets over $2 billion.

Sanlam Collective Investments (SCI) was established in 1967 as a full Sanlam subsidiary. SCI manages funds of about $6 billion on behalf of more than 200,000 investors. Other renowned financial services companies have also partnered with SCI to offer third party funds. In these cases, the third party funds are distributed and promoted by the respective financial services companies, whereas SCI is responsible for the client administration and compliance. SCI, together with Sanlam Investment Management's research personnel utilizes the latest technology to place investors' savings with investment companies of only the highest standing. A range of retail funds are offered to suit different investment needs. This range offers competitive yields, security and value for money to the clients.

More information regarding Sanlam Group can be found at www.sanlam.co.za/eng.

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Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Federal securities laws about MIAC and SMC Global. Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of MIAC to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes", "belief," "expects," 'intends," "anticipates," "plans," or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in MIAC's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Additionally, any information of SMC Global is provided by SMC Global and any financial information of SMC Global is prepared by SMC Global and derived from financial statements prepared in accordance with U.S. generally accepted accounting principles. Such financial information does not conform to the requirements of Regulation S-X under the Securities Act of 1933, as amended. Statements included in this press release are based upon information known to MIAC as of the date of this press release, and MIAC assumes no obligation to update or alter our forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.